Exhibit 23(b)





                                 Arthur Andersen











                    Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, related to the Southern Company Omnibus Incentive Compensation Plan, of our reports dated February 28, 2001 on the financial statements of The Southern Company and the related financial statement schedule included in The Southern Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/Arthur Andersen LLP




Atlanta, Georgia
November 8, 2001